UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

MAY 20, 2025

Date of report (Date of earliest event reported)

Bausch Health Companies Inc.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-14956	98-0448205
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

2150 St. Elzéar Blvd. West, Laval, Québec, Canada H7L 4A8

(Address of Principal Executive Offices) (Zip Code)

(514) 744-6792

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, No Par Value	BHC	New York Stock Exchange	Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 20, 2025, Bausch Health Companies Inc. (the “Company”) entered into respective letter agreements (the “Letter Agreements” and each a “Letter Agreement”) with each of (i) Carl Icahn and the other members of the Icahn Group (as such term is defined in the Director Appointment and Nomination Agreement dated February 23, 2021 between the Company and the persons and entities listed on Schedule A thereto (the “Company DANA”)), (ii) John Paulson and his affiliates (the “Paulson Group”) and (iii) Sarah Kavanagh and her affiliates (the “Kavanagh Group”, and each of the Icahn Group, the Paulson Group and the Kavanagh Group, a “Group”), as overlapping directors on the Board of Directors of the Company (the “BHC Board”) and the Board of Directors of Bausch + Lomb Corporation (“B+L” and the Board, the “B+L Board”). Pursuant to the respective Letter Agreements, each of the Groups, respectively, have agreed that, if such Group engages in a “Specified Action” then such Group shall immediately tender their resignations from the BHC Board and the B+L Board, and (ii) in respect of the Icahn Group Letter Agreement, the Icahn Group shall irrevocably waive its rights under specified provisions of the Amended and Restated Director Appointment and Nomination Agreement dated June 21, 2022 between B+L and certain members of the Icahn Group (the “B+L DANA”), including the right to designate a Replacement Designee (as such term is defined in the B+L DANA).

In addition, under each Letter Agreement, respectively, so long as no member of such Group has engaged in a Specified Action, the Company has agreed (i) if such person or member of such Group (each a “Group Designee”) is named as a management nominee for election to the B+L Board at any meeting of shareholders of B+L, then the Company shall vote (or cause to be voted) all voting securities of B+L owned or controlled by the Company for each such Group Designee, and (ii) such Group Designee will also have the right to be appointed to any newly-created committees of the BHC Board, absent actual conflicts of interest.

As used in each Letter Agreement, “Specified Actions” include any of the following: (i) knowingly instigating or supporting any proxy contest against the Company regarding any matter; (ii) presenting (or requesting to present) at any meeting of the Company’s shareholders any proposal for consideration for action by shareholders or engaging in any solicitation of proxies or consents; (iii) granting any proxy, consent or other authority to vote with respect to any matters or depositing any voting securities in a voting trust or subjecting them to a voting agreement (subject to certain exceptions); (iv) seeking, or encouraging any person, to submit nominations in furtherance of a contested solicitation for the election or removal of directors of the Company; or (v) acquiring, offering or proposing to acquire any voting securities or rights to acquire any voting securities that would result in the Icahn Group beneficially owning more than 19.99% of then outstanding common shares of the Company (subject to certain exceptions).

The foregoing description of the Letter Agreements is qualified in its entirety by reference to the full text of each Letter Agreement, a copy of each of which is attached hereto as an Exhibit and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Director Nomination and Appointment Agreement by and among Bausch Health Companies Inc., Carl C. Icahn and the persons and entities listed therein, dated February 23, 2021, originally filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 24, 2021, which is incorporated reference herein.

10.2*	Letter Agreement by and among Bausch Health Companies Inc., Carl C. Icahn and the persons and entities listed therein, dated May 20, 2025.

10.3*	Letter Agreement by and among Bausch Health Companies Inc. and John Paulson, dated May 20, 2025.

10.4*	Letter Agreement by and among Bausch Health Companies Inc., Sarah Kavanagh, dated May 20, 2025.

104*	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2025

BAUSCH HEALTH COMPANIES INC.

By:	/s/ Seana Carson
Seana Carson
Executive Vice President, General Counsel